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                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 1996
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                          CITYSCAPE FINANCIAL CORP.
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            (Exact name or registrant as specified in its charter)


        DELAWARE                      0-27314               11-2994671
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State or Other Jurisdiction         Commission             (IRS Employer
     of Incorporation               File Number          Identification No.)


  565 Taxter Road, Elmsford, New York                      10523-5200
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(Address of Principal Executive Offices)                    Zip Code


Registrant's telephone number, including area code:  (914) 592-6677
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                         ---------------------------
                        Former name or former address,
                         if changed since last report




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Item 5. Other Events
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        On September 26, 1996, Cityscape Financial Corp. (the "Company")
issued a press release announcing that it will revise its previously issued financial statements for the quarter ended June 30, 1996. This revision is a result of a change in the accounting treatment with respect to the valuation of assets acquired as a result of its recent acquisitions of Heritable Group Limited and J&J Securities Limited. The effect of this accounting change results in the Company reducing the goodwill initially recorded on the acquisitions and eliminating the revenue recognized during the second quarter of 1996 on the sale of the loan portfolios acquired as a result of the acquisitions.

        As a result of this change, the reported earnings for the second quarter of 1996 will be reduced by $26.5 million, or $0.78 per fully diluted share, from $34.8 million, or $1.05 per fully diluted share to $8.3 million, or $0.27 per fully diluted share. The adjusted amounts were reported in the Company's Quarterly Report on Form 10-Q/A filed on September 27, 1996.

        A copy of this press release, dated September 26, 1996, has been filed with this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.



Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits
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             (c)   Exhibits

                   99.1    Press Release, dated September 26, 1996


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                                  SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CITYSCAPE FINANCIAL CORP.
                                                      (Registrant)


                                                By:    /s/ Robert Grosser
                                                       ------------------
                                                Name:  Robert Grosser
                                                Title: President

Dated: September 26, 1996
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                              INDEX TO EXHIBITS
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Exhibits                        Description                          Page
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  99.1            Press Release, dated September 26, 1996